This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No. 333-9817 and to each Prospectus dated 8/22/1996 and to each Prospectus Supplement dated  8/22/1996
                                                                               .
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
August 22, 1996 TO PROSPECTUS DATED August 22, 1996
                                                                               .
Pricing Supplement:     28
                                                                               .
Dated:  10/07/1996
                                                                               .
                      Sears Roebuck Acceptance Corp.
                                                                               .
                       Medium-Term Note Series   III
                             (Floating Rate)
                                                                               .
                   Due at least 9 months from date of issue
                                                                               .
Principal Amount of Note:               $  200,000,000
Settlement Date (Original Issue Date):  10/15/1996
Maturity Date:                          10/15/1998
                                                                               .
Specified Currency:                     US $
                                      (If Other than U.S. Dollars, see attached)
                                                                               .
Interest Rate Basis:                    LIBOR
        Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
                                                                               .
Spread (plus or minus):                 +  .08500%
                                                                               .
Index Maturity:                         One(1)  Month
                                                                               .
Date Initial Interest Rate Set:         10/11/1996
                                                                               .
Interest Reset Date(s):                 Third Wednesday of each month
                                                                               .
Interest Determination Date(s):         Two business days prior to each coupon
                                            payment date
Calculation Agent:                      CHASE MANHATTAN BANK, N.A.
                                                                               .
Interest Payment Date(s):               Third Wednesday of each month
                                                                               .
Regular Record Date(s):                 15 days prior to each interest
                                            payment date
Initial Interest Payment:               11/20/1996
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE
                                                                               .
Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
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                                                                               .
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